As filed with the Securities and Exchange Commission on May 18, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARPOON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3458693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

131 Oyster Point Blvd, Suite 300

South San Francisco, California 94080

(650) 443-7400

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Julie Eastland

President and Chief Executive Officer

Harpoon Therapeutics, Inc.

131 Oyster Point Blvd, Suite 300

South San Francisco, California 94080

(650) 443-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Laura A. Berezin

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2023

PROSPECTUS

7,485,762 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 7,485,762 shares of our common stock issuable upon the exercise of warrants that were sold to the selling stockholders in a private placement transaction on March 23, 2023.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive the net proceeds of any warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all broker or similar commissions related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “HARP.” On May 12, 2023, the last reported sale price of our common stock was $0.7401 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 4  of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement (as defined below) and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Unless the context indicates otherwise, references in this prospectus to “Harpoon,” “Harpoon Therapeutics,” “the Company,” “we,” “us,” “our” and similar references refer to Harpoon Therapeutics, Inc.

Company Overview

We are a clinical-stage immunotherapy company developing a novel class of T cell engagers that harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. T cell engagers are engineered proteins that direct a patient’s own T cells to kill target cells that express specific proteins, or antigens, carried by the target cells. We are developing a pipeline of novel T cell engagers initially focused on the treatment of solid tumors and hematologic malignancies. In addition to our product candidates utilizing our TriTAC technology, we have also nominated our first clinical candidate using our proprietary ProTriTAC platform, a prodrug version of our TriTAC platform, designed to expand the target space for T cell engagers and bring the benefits of TriTACs to a broader number of patients.

Company Information

We were incorporated as a Delaware corporation in March 2015. Our principal executive offices are located at 131 Oyster Point Blvd, Suite 300, South San Francisco, California 94080, and our telephone number is (650) 443-7400. Our website address is www.harpoontx.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

“Harpoon Therapeutics,” “Harpoon,” the Harpoon logo, TriTAC, ProTriTAC and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

Private Placement of Shares of Preferred Stock and Warrants

On March 22, 2023, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling stockholders named in this prospectus, pursuant to which we issued and sold 25,000 shares of 8.000%

Series A redeemable preferred stock, or the Series A Preferred Stock, and warrants to purchase up to an aggregate of 7,485,762 shares of our common stock in a private placement transaction, or the Private Placement, on March 23, 2023. The shares of Series A Preferred Stock and accompanying warrants were sold at a purchase price of $1,000 per share of Series A Preferred Stock. Our total gross proceeds from the sale of the Series A Preferred Stock and warrants in the Private Placement were $25.0 million, which does not include any proceeds that may be received upon exercise of the warrants.

The warrants are exercisable immediately, will remain exercisable for a period of eight years following the date of issuance and have an exercise price of $0.978885 per share, subject to proportional adjustments in the event of stock splits, stock dividends, combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis. We may not effect the exercise of any warrant and a holder will not be entitled to request the exercise of any portion of any warrant, if, upon giving effect to such exercise, the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and other specified parties) would exceed 4.99%, 9.99% or 19.99%, as applicable to each holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or the Beneficial Ownership Limitation. A holder may reset the Beneficial Ownership Limitation as to itself to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to us.

In connection with the Private Placement, we entered into a registration rights agreement, or the Registration Rights Agreement, with the selling stockholders named in this prospectus pursuant to which we agreed to prepare and file, within 60 days after the closing of the Private Placement, a registration statement with the SEC to register for resale the shares of our common stock issuable upon exercise of the warrants issued under the Purchase Agreement, and to use reasonable best efforts to cause the registration statement to become effective within 90 days after the closing.

For more information regarding the Private Placement, see our Current Report on Form 8-K filed with the SEC on March 27, 2023 and, except with respect to Item 2.02 therein, incorporated herein by reference.

The Offering

Common stock offered by the selling stockholders	7,485,762 shares of our common stock issuable upon the exercise of outstanding warrants to purchase shares of our common stock held by the selling stockholders.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash.

Risk factors	See “Risk Factors” beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq symbol	“HARP”

The selling stockholders named in this prospectus may offer and sell up to 7,485,762 shares of our common stock. Our common stock is currently listed on Nasdaq under the symbol “HARP.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the net proceeds from any warrants that are exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issuable upon the exercise of warrants issued in the Private Placement. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the below section “Where You Can Find Additional Information.” Please also read carefully the above section “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. Upon any exercise of any of the warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the warrants. The cash exercise price of the warrants is $0.978885 per share and, if all warrants are exercised on a cash basis, we will receive proceeds of $7,327,700. We expect to use any such proceeds primarily for our working capital and other corporate and operational purposes. The warrants are exercisable on a net exercise cashless basis. If any of the warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the warrants issued in the Private Placement. For additional information regarding the issuance of those warrants, see the section “Prospectus Summary—Private Placement of Shares of Preferred Stock and Warrants” above. We are registering the shares of common stock issuable upon exercise of the warrants in order to permit the selling stockholders to offer the shares for resale from time to time.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and warrants, as of May 5, 2023, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The percentage of shares owned prior to and after the offering in the third and sixth columns are based on 37,595,787 shares of common stock outstanding as of May 5, 2023. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the warrants. This maximum amount is determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, subject to adjustment as provided in the Registration Rights Agreement and without regard to any limitations on the exercise of the warrants. Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, 9.99% or 19.99%, as applicable to each holder, of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such warrant). The number of shares in the second and fifth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

	Before Offering					After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Maximum Number of Shares Offered		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities associated with New Leaf Venture
Partners 156 Fifth Avenue, Suite 820 New York, NY 10010	6,151,004	(1)	16.36%	2,994,305	(2)	3,156,699	8.40%
Entities associated with OrbiMed
c/o OrbiMed Advisors LLC 601 Lexington Avenue, 54th Floor New York, NY 10022	3,335,436	(3)	8.87%	1,197,722	(4)	2,137,714	5.69%
Arix Bioscience Holdings Limited
50 Duke Street London W1J 6EQ United Kingdom	3,238,929	(5)	8.62%	1,048,007	(6)	2,190,922	5.83%
Entities affiliated with Invus Public Equities,
L.P. 750 Lexington Avenue, Fl. 30 New York, NY 10022	2,347,437	(7)	6.24%	1,347,437	(8)	1,000,000	2.66%
K2 HealthVentures Equity Trust LLC
855 Boylston Street, Suite 1000 Boston, MA 02116	898,291	(9)	2.39%	898,291		0	0%

(1)

Consists of (a) 2,242,839 shares of common stock held by New Leaf Ventures III, L.P. (“New Leaf III”), and (b) 3,908,165 shares of common stock held by New Leaf Biopharma Opportunities II, L.P. (“New Leaf BPO II”), of which (i) 913,860 of such shares are shares of common stock and (ii) 2,994,305 shares of common stock issuable to New Leaf BPO II upon exercise of a warrant. New Leaf Venture Associates III, L.P. (“Associates III”) is the general partner of New Leaf Ventures III. New Leaf Venture Management III, L.L.C. (“Management III”) is the sole general partner of Associates III and ultimate general partner of New Leaf III. The Managing Directors of Management III, Ronald Hunt, a member of our Board, and Vijay K. Lathi, may each be deemed to share voting, investment and dispositive power over the shares held by New Leaf BPO II. New Leaf BPO Associates II, L.P. (“BPO Associates II”) is the general partner of New Leaf BPO II. New Leaf BPO Management II, L.L.C. (“BPO Management II”) is the sole general partner of BPO Associates II. The Managing Directors of BPO Management II, Mr. Hunt and Mr. Lathi, may each be deemed to share voting, investment and dispositive power of the shares held by New Leaf BPO II.

(2)	Consists of 2,994,305 shares of common stock issuable to New Leaf BPO II upon exercise of a warrant.
(3)

Consists of (a) 621,218 shares of common stock and 598,861 shares of common stock upon exercise of a warrant held by OrbiMed Private Investments VII, LP (“OPI VII”) and (b) 598,861 shares of common stock upon exercise of a warrant held by OrbiMed Genesis Master Fund, L.P. (“Genesis Master Fund”). OrbiMed Capital GP VII LLC (“GP VII”) is the general partner of OPI VII and OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis Master Fund. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VII and Genesis GP. By virtue of such relationships, GP VII and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI VII and as a result, may be deemed to have beneficial ownership over such securities. By virtue of such relationships, Genesis GP and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis Master Fund and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VII and Genesis Master Fund.

(4)	Consists of (a) 598,861 shares of common stock issuable to OPI VII upon exercise of a warrant and (b) 598,861 shares of common stock issuable to Genesis Master Fund upon exercise of a warrant.

(5)

Consists of (a) 2,190,922 shares of common stock held by Arix Bioscience Holdings Limited (“Arix Ltd.”) and (b) 1,048,007 shares of common stock issuable to Arix Ltd upon exercise of a warrant. Arix Bioscience Plc is the sole owner and parent of Arix Ltd. and may be deemed to indirectly beneficially own these shares held by Arix Ltd. Mark Chin, a member of our Board, is a managing director of Arix Bioscience Plc.

(6)	Consists of 1,048,007 shares of common stock issuable to Arix Ltd. upon exercise of a warrant.
(7)

Consists of (a) 1,000,000 shares of common stock held by Invus Public Equities, L.P. (“Invus Public Equities”) and (b) 1,347,437 shares of common stock issuable to Invus Public Equities upon exercise of a warrant. Invus Public Equities Advisors, LLC (“Invus PE Advisors”) is the general partner of Invus Public Equities. The Geneva branch of Artal International S.C.A. (“Artal International”) is the managing member of Invus PE Advisors. Artal International Management S.A. (“Artal International Management”) is the managing partner of Artal International. Artal Group S.A. (“Artal Group”) is the sole stockholder of Artal International Management. Westend S.A (“Westend”) is the parent company of Artal Group. Stichting Administratiekantoor Westend (the “Stichting”) is the majority stockholder of Westend. Amaury Wittouck is the sole member of the board of the Stichting.

(8)	Consists of 1,347,437 shares of common stock issuable to Invus Public Equities upon exercise of a warrant.
(9)

Consists of 898,291 shares of common stock issuable to K2 HealthVentures Equity Trust LLC upon exercise of a warrant. Parag Shah and Anup Arora serve as the managing members of K2 HealthVentures LLC, the sole member of K2 HealthVentures Equity Trust LLC, and, in such capacities, may be deemed to indirectly beneficially own the shares beneficially owned by K2 HealthVentures Equity Trust LLC.

Certain Relationships and Related Party Transactions

As discussed in greater detail above under the section “Prospectus Summary—Private Placement of Shares of Preferred Stock and Warrants,” on March 22, 2023, we entered into the Purchase Agreement and Registration Rights Agreement with the selling stockholders pursuant to which we sold shares of our Series A Preferred Stock and warrants to purchase shares of common stock to the selling stockholders and agreed to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Other than Ronald Hunt, who is a member of our board of directors and a managing director of New Leaf Venture Management III, L.L.C., and Mark Chin, who is a member of our board of directors and a managing director of Arix Bioscience Plc, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

A selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify any selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a selling stockholder or any other person. We will make copies of this prospectus available to a selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The financial statements of Harpoon Therapeutics, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, Palo Alto, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.harpoontx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-38800):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 27, 2023;

(b)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

(d)	our Current Reports on Form 8-K filed with the SEC on March 27, 2023 (except with respect to Item 2.02) and March 31, 2023; and

(e)

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 5, 2019, under Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2022.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus. Any statement in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Harpoon Therapeutics, Inc., Attn: Corporate Secretary, 131 Oyster Point Blvd, Suite 300, South San Francisco, California 94080; telephone: (650) 443-7400.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$651
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$5,000
Total	$65,651

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will limit the liability of our directors, and may indemnify our directors and officers, to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

We entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

Item 16. Exhibit Index.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38800), filed with the SEC on August 5, 2019).

3.2	Certificate of Designation of Preferences, Rights and Limitations of 8.000% Series A Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on March 27, 2023).

3.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on February 13, 2019).

4.1	Form of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-229040), filed with the SEC on January 29, 2019).

4.2	Registration Rights Agreement, dated March 22, 2023, by and between the Company and the purchasers named therein (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on March 27, 2023).

4.3	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on March 27, 2023).

4.4	Securities Purchase Agreement, dated March 22, 2023, by and among the Company and the purchasers named therein (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38800), filed with the SEC on March 27, 2023).

5.1	Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing fee table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” exhibit to the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on May 18, 2023.

Harpoon Therapeutics, Inc.

By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julie Eastland and Frank Lanza, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie Eastland Julie Eastland	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2023

/s/ Frank Lanza Frank Lanza	Corporate Controller (Principal Financial and Accounting Officer)	May 18, 2023

/s/ Scott Myers Scott Myers	Chairman of the Board of Directors	May 18, 2023

/s/ Joseph Bailes, M.D. Joseph Bailes, M.D.	Director	May 18, 2023

/s/ Mark Chin Mark Chin	Director	May 18, 2023

/s/ Alan Colowick, M.D. Alan Colowick, M.D.	Director	May 18, 2023

/s/ Jonathan Drachman, M.D. Jonathan Drachman, M.D.	Director	May 18, 2023

/s/ Ronald Hunt Ronald Hunt	Director	May 18, 2023

/s/ Andrew Robbins Andrew Robbins	Director	May 18, 2023

/s/ Lauren Silvernail Lauren Silvernail	Director	May 18, 2023

/s/ Joanne Viney, Ph.D. Joanne Viney, Ph.D.	Director	May 18, 2023